UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2024

a.k.a. Brands Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40828	87-0970919
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Montgomery Street, Suite 2270
San Francisco, California 94104
(Address of Principal Executive Offices, including Zip Code)
415-295-6085
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	AKA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 15, 2024 (the “Grant Date”), the Board of Directors (the “Board”) of a.k.a. Brands Holding Corp. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved a grant of 150,000 performance-based restricted stock units (“PSUs”) to Ciaran Long, the Company’s Interim Chief Executive Officer and Chief Financial Officer, under the a.k.a. Brands Holding Corp. 2021 Omnibus Incentive Plan, as amended (the “Plan”).
Each PSU represents a contingent right to receive one share of the Company’s common stock, $0.001 par value per share (“Common Stock”), upon the vesting of such PSU. The grant of PSUs is divided into ten tranches (each, a “Tranche”), with each Tranche eligible to vest during a period beginning on the Grant Date and ending on the earlier of the closing of a Change of Control (as defined in the Plan) and May 15, 2029 (the “Performance Period”) based on the achievement of certain price per share goals of Common Stock, as set forth in the table below. The vesting of the PSUs will cease upon Mr. Long’s Termination (as defined in the Plan) or the expiration of the Performance Period. Except as provided below, the applicable Tranche of PSUs will vest on the first date during the Performance Period on which the applicable price per share goal is achieved. If any price per share goal is achieved prior to April 1, 2025, the vesting date for the applicable Tranche(s) will be April 1, 2025. Each Tranche’s price per share goal will be considered achieved if the average closing price per share of Common Stock for a 30 consecutive trading‑day period equals or exceeds the price per share goal or, in the case of a Change of Control, the price per share paid by the acquiror equals or exceeds the price per share goal.

Tranche	Price Per Share Goal	Shares Vesting
1	$15	10,000
2	$20	10,000
3	$25	12,500
4	$30	12,500
5	$45	15,000
6	$60	15,000
7	$75	17,500
8	$90	17,500
9	$105	20,000
10	$120	20,000
Total		150,000

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

a.k.a. Brands Holding Corp.

Date: May 16, 2024	By:	/s/ Ciaran Long
	Name:	Ciaran Long
	Title:	Interim Chief Executive Officer and Chief Financial Officer